Exhibit 99.1

News

For Immediate Release

Memorial Production Partners Successfully Completes Financial Restructuring

Emerges from Chapter 11 as Amplify Energy

Engages Jefferies LLC in Strategic Alternatives Process

HOUSTON, May 4, 2017—Memorial Production Partners LP announced today that it successfully completed its financial restructuring and emerged from Chapter 11 as a new corporation under the name Amplify Energy Corp. (“Amplify Energy” or the “Company”). The Company also announced that it engaged Jefferies LLC as lead advisor and has initiated a process to explore and evaluate potential strategic alternatives, which will include marketing certain non-core assets for sale.

Through its financial restructuring, the Company eliminated more than $1.3 billion of debt from its balance sheet and significantly enhanced its financial flexibility. Additionally, the Company is moving forward as a corporation for U.S. federal income tax purposes. As part of its emergence, Amplify Energy also announced a new Board of Directors, comprised of members of management and direct or appointed representatives of the Company’s largest shareholders.

“This is an important day for our company and our stakeholders. In addition to strengthening our financial position, we have made great strides organizationally that will position the Company to generate significant free cash flow, drive growth and achieve long-term success,” said William J. Scarff, President and Chief Executive Officer of Amplify Energy. “We are very excited about Amplify’s prospects as we transition from an upstream MLP to a growth oriented E&P company.”

The new Board of Directors collectively echoed Mr. Scarff’s comments and said, “The completion of the restructuring process marks the first step of transitioning Amplify from a conventional production-based MLP to a streamlined growth-oriented enterprise. The Board will work hand-in-hand with management to execute on a value maximizing and transformative business plan. This plan includes divesting non-core assets, accelerating investment in key horizontal growth plays and focusing on our overall cost structure to become a best-in-class low cost operator.”

The following are highlights of Amplify’s asset position:

∎	Approximately 394,000 gross acres (273,000 net) with operations in East Texas / Louisiana, the Rockies, South Texas and offshore California as of December 31, 2016

∎	Proved Developed PV-10 of $749 million and Total Proved PV-10 of $914 million at April 13, 2017 pricing (1)

∎	Total estimated proved reserves of 1.2 Tcfe, of which approximately 62% were liquids and 72% were classified as proved developed properties (1)

∎	Average net production for the fourth quarter of 2016 was 205.5 MMcfe/d, implying a reserve-to-production ratio of approximately 16 years

∎	Significant inventory to grow production, including upside drilling locations with a principal focus on horizontal drilling opportunities in the East Texas Cotton Valley and the Eagle Ford Shale in South Texas, as well as directional drilling opportunities in offshore California

Effective today, Amplify Energy’s directors are:

∎	William J. Scarff, President and Chief Executive Officer at the Company

∎	Christopher Hamm, CEO at Axys Capital Management

∎	Michael Highum, former Member of the Board at Memorial Production Partners

∎	Evan Lederman, Managing Director and Partner at Fir Tree Partners

∎	David Proman, Managing Director and Partner at Fir Tree Partners

∎	Drew Scoggins, Managing Partner at Millennial Energy Partners

∎	Alex Shayevsky, Senior Analyst at Citadel LLC

Following the completion of the financial restructuring, the Company will have 25 million shares of its common stock outstanding. As previously announced, the Company informed NASDAQ that it does not intend for the shares of Amplify Energy to be listed on NASDAQ. The Company is in the process of registering for its shares to be traded and quoted on the OTCQX or OTCQB market (which are operated by OTC Markets Group, Inc.). The OTCQX and OTCQB markets are interdealer quotation systems providing real time quotation services, each of which the Company believes constitutes an “established securities market” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The Company expects the new listing to go effective during the second quarter of 2017.

Additionally, the Company’s reserve-based revolving credit facility has been amended and restated and the aggregate maximum revolving lending commitments under the revolving credit facility reduced to $1.0 billion, with an initial available borrowing base of $490 million, to be provided by existing lenders. Upon emergence, total debt outstanding will be $430 million and cash on hand will be approximately $14 million, providing total liquidity of $72 million (including the impact of $2 million in letters of credit). The next scheduled redetermination of the revolving credit facility borrowing base will be November 2017. As of May 4, 2017, the mark-to-market value of the Company’s hedge book was approximately $87 million.

Mr. Scarff continued, “We thank our employees, whose hard work and dedication to safety and operational excellence allowed us to continue operations as normal throughout this process. Our success is a testament to the commitment and teamwork demonstrated by each member of our organization. Looking ahead, I am confident that our team will deliver long-term value for all stakeholders. The Company’s go forward business plan and significant additional detail on each of our assets will be set forth in an Emergence Deck that we plan to release in the coming weeks.”

Perella Weinberg Partners L.P. served as financial advisor to Amplify Energy and Weil, Gotshal & Manges LLP served as its legal counsel.

Miller Buckfire & Co., LLC served as financial advisor, and Davis Polk & Wardwell LLP served as legal counsel, to an ad hoc group of the holders of the senior unsecured notes of Memorial Production Partners LP.

Additional information about Amplify Energy and its operations are available on its new website: www.amplifyenergy.com.

(1)	Estimated proved reserves as of December 31, 2016 per Amplify Energy internal estimates and audited by Ryder Scott, updated for strip pricing as of April 13, 2017. Strip pricing as of April 13, 2017 shown as Natural Gas / Oil per year: 2017: $3.38 / $54.23, 2018: $3.11 / $54.43, 2019: $2.87 / $53.85, 2020: $2.87 / $53.88, 2021: $2.89 / $54.45.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in East Texas / Louisiana, the Rockies, South Texas and offshore California. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify Energy believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify Energy, that may cause Amplify Energy’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify Energy undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

PV-10

PV-10 represents the present value, discounted at 10% per year, of estimated future net cash flows. The Company’s calculation of PV-10 herein differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC in that it is calculated before income taxes, using forward strip prices as of April 13, 2017, rather than after income taxes, using the average price during the prior 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month. The Company’s calculation of PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC.

Contacts

Investors:

Amplify Energy

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko / Andrew Siegel / Aaron Palash

(212) 355-4449